P.O. BOX 738 - MARIETTA, OHIO - 45750	NEWS RELEASE
www.peoplesbancorp.com

FOR IMMEDIATE RELEASE	Contact:	Chuck W. Sulerzyski
March 6, 2015		President and CEO
Peoples Bancorp Inc.
(740) 374-6163

PEOPLES BANCORP COMPLETES ACQUISITION OF NB&T FINANCIAL GROUP
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MARIETTA, Ohio - Peoples Bancorp Inc. (“Company”) (NASDAQ: PEBO), parent company of Peoples Bank, National Association (“Peoples Bank”; collectively with the Company, “Peoples”), announced today that it has completed its acquisition of NB&T Financial Group, Inc. (“NBTF”) (NASDAQ: NBTF) and its wholly-owned subsidiary, Wilmington, Ohio-based The National Bank and Trust Company (“NB&T”), effective as of the close of business on March 6, 2015, in a cash and stock transaction valued at $31.00 per share or approximately $109 million in aggregate, including payment in cash for outstanding options. The Company and NBTF had first announced that they had entered into an agreement to merge in August of last year.
The completed acquisition included the merger of NB&T into Peoples Bank. As a result, NB&T’s 22 full-service banking locations located in southwest Ohio will operate as branches of Peoples Bank. Under the terms of the agreement, shareholders of NBTF received 0.9319 shares of Peoples common stock and $7.75 in cash for each share of NBTF common stock.
“We are thrilled to complete this transaction, which dramatically expands our presence into desirable new markets in southwest Ohio,” said Chuck Sulerzyski, President and Chief Executive Officer of Peoples. “We are appreciative of the hard work and dedication of the employees of NB&T and Peoples in completing this transaction. In the months ahead, we will begin introducing clients in the region to our expanded array of products and services, including state of the art electronic banking services, investments and retirement planning solutions, insurance, and an increased commercial banking capacity.”
As previously announced, Peoples has hired banking veteran Ed Reilly to lead the acquired branches as Executive Vice President and Regional President for the market. He brings over 30 years of banking experience to the position, including serving as District President for Key Bank in the southwest Ohio market from 2007 to 2012. Reilly has extensive experience in the communities served by NB&T, and a demonstrated ability to lead a team offering diverse financial services.
“We are excited about the opportunity to serve the customers and communities of NB&T,” said Reilly. “As a combined organization, we can do so much more for the customers and communities in our markets than either of us could do individually.”
At December 31, 2014, NBTF had approximately $648 million in total assets, $400 million in total loans and $554 million in total deposits.
Peoples was advised by Raymond James & Associates, Inc. and the law firm of Dinsmore & Shohl LLP. NBTF was advised by Keefe, Bruyette & Woods, Inc. and the law firm Vorys, Sater, Seymour and Pease LLP.
Peoples is a diversified financial services holding company with $3.2 billion in total assets, 81 sales offices and 80 ATMs in Ohio, West Virginia and Kentucky. Peoples makes available a complete line of banking, investment, insurance and trust solutions through its subsidiaries - Peoples Bank and Peoples Insurance Agency, LLC. The Company’s common shares are traded on the NASDAQ Global Select Market® under the symbol “PEBO”, and the Company is a member of the Russell 3000 index of US publicly-traded companies. Learn more about Peoples at www.peoplesbancorp.com.

Safe Harbor Statement:
Statements made in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties including, but not limited to, the successful completion and integration of the transaction contemplated in this release, which includes the retention of the acquired customer relationships, adverse changes in economic conditions, the impact of competitive products and pricing and the other risks set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”). As a result, actual results may differ materially from the forward-looking statements in this news release.
Peoples encourages readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements. Copies of documents filed with the SEC are available free of charge at the SEC’s website at http://www.sec.gov and/or from Peoples’ website.

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